Exhibit 99.1

Second Amendment to Second Amended and Restated Share Repurchase Program

This second amendment (this “Amendment”) further amends the Second Amended and Restated Share Repurchase Program of Healthcare Trust, Inc. (the “Company”) adopted effective as of July 14, 2017 (as previously amended as of January 30, 2019, the “SRP”). Except as amended by this Amendment, the terms of the SRP will continue to apply.

1.	Section 1.e. of the SRP is replaced in its entirety with the following:

Subject to Section 2 and Section 3, the Company will pay repurchase proceeds, less any applicable tax or other withholding required by law, on or before the 31st day following the end of each six-month period commencing on January 1 and July 1 of each fiscal year (each such period, a “Fiscal Semi-Annual Period”) during which the repurchase request was made; provided, however, that (i) the period commencing March 13, 2018 up to and including December 31, 2018 is a “Fiscal Semi-Annual Period” referred to herein, and (ii) solely with respect to this Fiscal Semi-Annual Period, the Company will pay repurchase proceeds (if any), less any applicable tax or other withholding required by law, on or before April 30, 2019.